                                                                   EXHIBIT 10.38


                               ROUGE STEEL COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, ROUGE STEEL COMPANY, a Delaware corporation (the "Company"), adopted the Rouge Steel Company Supplemental Executive Retirement Plan effective January 1, 1997; and

         WHEREAS, the Company desires to amend and restate the Rouge Steel Company Supplemental Executive Retirement Plan effective December 2, 1999.

         NOW, THEREFORE, the Company hereby amends and restates the Rouge Steel Company Supplemental Executive Retirement Plan (the "Plan"), effective December 2, 1999, to read as follows:

                                    ARTICLE I

                                  PLAN PURPOSE

         The purpose of this Plan is to attract and retain key management employees by supplementing retirement benefit payments to those key management employees of the Company designated in writing from time to time by the Compensation Committee of the Board of Directors of the Company (the "Participants").

                                   ARTICLE II
                               BENEFIT DESCRIPTION

         A Participant or the Participant's surviving spouse shall be entitled to benefits under this Plan only when the Participant (i) has accrued at least five (5) continuous Years of Service after his or her designation as a Participant in this Plan and (ii) is entitled to normal retirement, regular early retirement, special early retirement, total and permanent disability retirement benefits, or in the event of termination of employment after a Change in Control, deferred vested benefits pursuant to the Rouge Steel Company Salaried Employee Retirement Plan (the "Retirement Plan"); provided, however, in the event of a Change in Control, as defined herein, the five (5) continuous Years of Service requirement for entitlement to benefits under the Plan shall be waived; and, provided, further, the Compensation Committee of the Board of Directors of the Company ("Compensation Committee") may, in its sole discretion by written resolution, waive or reduce the five (5) continuous Years of Service requirement for entitlement to benefits under the Plan. Subject to
Article VII of this Plan, and Appendix A hereto if applicable, a Participant entitled to benefits under this Plan shall be entitled to a monthly benefit, upon the Participant's retirement under the Retirement Plan, payable pursuant to
Article IV of this Plan, equal to 1.9% of the Participant's "Final Average Monthly Compensation" multiplied by the number of his or her Years of Service (but not in excess of thirty-five (35)).

         For purposes of this Plan, "Final Average Monthly Compensation" means the quotient of the average of the Participant's highest five (5) annual incentive compensation payments (and which may be zero for a year) attributable to calendar years (which need not be consecutive) under the Rouge Steel Company Incentive Compensation Plan or the Rouge Steel Company Margin Improvement Incentive Plan that occur during the ten (10) full calendar years prior to termination of employment, divided by twelve (12). Notwithstanding the foregoing, even if a Participant has not been eligible for annual incentive compensation payments for five (5) years, Final Average Monthly Compensation shall still be computed as if a Participant had been eligible for annual incentive compensation for five (5) years, but had received no such compensation for such additional years.

          For purposes of this Plan, "Years of Service" means years of credited service, as defined in the Retirement Plan; provided, solely for purposes of computing benefits under the formula set forth herein (and not eligibility or entitlement), Years of Service for any Participant who is a Group I Employee or Group II Employee as defined in the Retirement Plan shall also include years of creditable service used in determining eligibility for benefits under the Retirement Plan; and, provided, further, at the time a key employee becomes a Participant, the Compensation Committee, in its sole discretion, may in writing, credit such Participant with additional whole Years of Service solely for purposes of computing benefits under the formula set forth herein, but not for any other purposes such as Plan eligibility or entitlement.


                                   ARTICLE III
                                CHANGE IN CONTROL

         For purposes of this Plan, "Change in Control" means, subject to the last paragraph of this Section, the occurrence of any of the following events:

                  (a) Rouge Industries, Inc. or the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such transaction are held in the aggregate by Rouge Industries, Inc. or the Company or by the holders of Voting Stock of Rouge Industries, Inc. immediately prior to such transaction;

                  (b) Rouge Industries, Inc. or the Company sells or transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or other legal person immediately after such sale or transfer is held in the aggregate by Rouge Industries, Inc. or the Company or by the holders of Voting Stock of Rouge Industries, Inc. immediately prior to such sale or transfer;

                  (c) Rouge Industries, Inc. files a report or proxy statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of Rouge Industries, Inc. or the Company will occur in the future pursuant to a then-existing contract or transaction which when consummated would be a Change in Control determined without regard to this subsection (c);

                  (d) If, during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of Rouge Industries, Inc. cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (d), each director who is first elected, or first nominated for election by Rouge Industries, Inc.'s stockholders, by a vote of at least two-thirds of the directors of Rouge Industries, Inc. (or a committee thereof) then still in office who were directors of Rouge Industries, Inc. at the beginning of any such period will be deemed to have been a director of Rouge Industries, Inc. at the beginning of such period;

         or

                 (e) Unless otherwise determined by a majority vote of the Board of Directors of Rouge Industries, Inc. in the case of a corporate structure reorganization, the shareholders of Rouge Industries, Inc. approve, pursuant to applicable state law requirements, a complete liquidation or dissolution of Rouge Industries, Inc. or the Company.



         Notwithstanding the foregoing provisions of subsection (c), unless otherwise determined in a specific case by a majority vote of the Board of Directors of Rouge Industries, Inc., a "Change in Control" shall not be deemed to have occurred for purposes of subsection (c) solely because Rouge Industries, Inc., a subsidiary, or any Company-sponsored employee stock ownership plan or any other employee benefit plan of Rouge Industries, Inc. or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Securities Exchange Act of 1934 disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because Rouge Industries, Inc. reports that a Change in Control of Rouge Industries, Inc. has occurred or will occur in the future by reason of such beneficial ownership.

         For purposes of this Article III, "Voting Stock" means securities entitled to vote generally in the election of directors.

         Notwithstanding anything to the contrary herein, a "Change in Control" shall not be deemed to have occurred solely as a result of a transfer of stock of Rouge Industries, Inc. by Worthington Industries, Inc., or any of its affiliates or shareholders, to any lender pursuant to the amortization of one or more certain debt-in-exchange-for-capital loans between such parties which are referred to as "DECS" and which are evidenced by exchangeable notes due March 1, 2000. However, this paragraph shall not prohibit the occurrence of a "Change In Control" event if subsequent transactions would otherwise result in the occurrence of a "Change In Control" event pursuant to this Section.

                                   ARTICLE IV
                                 BENEFIT PAYOUT

         The benefits under this Plan shall become payable when a Participant begins to receive payments from the Retirement Plan, or when the Participant dies and the Participant's spouse begins to receive payments, under the Retirement Plan.

         Benefits payable under this Plan shall be payable to a Participant or the Participant's spouse, if any, in the same form and manner as contributory life income benefits are paid to the Participant or the Participant's spouse, if any, pursuant to the Retirement Plan; provided, however, if Retirement Plan benefits are paid pursuant to a contingent annuitant election for benefits by the Participant pursuant to Article VII, Section 5B, thereof, benefits payable pursuant to this Plan shall not be paid in the form of a contingent annuitant election but instead shall be paid in the same form as the normal form of benefit payment for Retirement Plan noncontributory benefits as if the only life income benefits payable to the Participant under the Retirement Plan were noncontributory benefits; and, provided, further, that in the event of a Participant's regular early retirement, special early retirement, total and permanent disability retirement, or deferred vested benefit commencement under the Retirement Plan, as applicable, the monthly benefit provided hereunder shall be reduced and/or adjusted in the same manner as Retirement Plan contributory retirement benefits are reduced or adjusted in the event of a regular early retirement, special early retirement, total and permanent disability retirement or deferred vested benefits, as applicable, but determined as if Final Average Monthly Compensation is in excess of the breakpoint in the Retirement Plan.


                                   ARTICLE V
                        UNFUNDED AND NON-QUALIFIED PLAN

         This Plan is completely separate from the Retirement Plan. The undertakings of the Company herein to each Participant constitute merely the obligation to make payments as provided for herein from the Company's general assets and it is the Company's intention that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither a Participant nor any beneficiary nor any other person shall have, by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company, nor any beneficial interest in any trust which may be established by the Company in connection with this Plan. If the Company transfers any property to a trust in connection with this Plan such trust shall not be held for the exclusive benefit of Participants, and any assets held in such trust shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

                                   ARTICLE VI
                                 ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company which shall have full and exclusive power to interpret the Plan, to determine the amount and manner of any deferrals and payments and to adopt such rules and regulations as are necessary for its administration. The Compensation Committee may delegate specific responsibilities it assumes under this Plan which are administrative or ministerial in nature by notifying a delegate as to the duties and responsibilities delegated. In that regard, the Compensation Committee delegates responsibility for claims administration to the Retirement Committee for the Rouge Steel Company Salaried Employee Retirement Plan (the "Retirement Committee").

         Claims for benefits under the Plan shall be made in writing to the Retirement Committee. If a claim for benefits is wholly or partially denied, the Retirement Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, provide the claimant written notice in a manner calculated to be understood by the claimant of:

                  (A) The specific reason or reasons for denial;

                  (B) Specific reference to the pertinent Plan provisions on which the denial is based;

                  (C) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (D) Any explanation of the Plan's claim review procedure. A Participant or beneficiary whose claim for benefits under the Plan has been denied, or his or her duly authorized representative, may request a review upon written application to the Retirement Committee, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Retirement Committee within sixty
         (60) days after receipt by the claimant of written notification of the denial of the claim. A decision by the Retirement Committee shall be made promptly, and not later than sixty (60) days after the Retirement Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent Plan provisions on which the decision is based and be written in a manner calculated to be understood by the claimant.

         The decisions of the Compensation Committee and/or the Retirement Committee shall be final and conclusive on all persons and neither the Compensation Committee or the Retirement Committee shall be subject to liability thereon.

                                   ARTICLE VII
                              TERMINATION FOR CAUSE

         Notwithstanding anything in this Plan to the contrary, if the Company terminates a Participant's employment for Cause, then the Company shall have no obligation to such Participant or his or her spouse pursuant to this Plan, and no payments of any kind shall thereafter be made by the Company to the Participant hereunder.

         For purposes of the foregoing, "Cause" means:

                 (i) any act or acts of the Participant constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

                 (ii) any material breach, as determined by the Company, by the Participant of any employment agreement with the Company or the policies of the Company or any of its subsidiaries or the willful and persistent (after written notice to the Participant) failure or refusal, as determined by the Company, of the Participant to perform his duties of employment or comply with any lawful directives of the Board of Directors of the Company;

                 (iii) conduct which the Company determines amounts to gross neglect, willful misconduct or dishonesty; or

                 (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant, all as determined by the Company.

                                  ARTICLE VIII
                                ERISA COMPLIANCE
                               NON-QUALIFIED PLAN

         Notwithstanding any provisions of this Plan to the contrary, the Company, by written resolution of the Board of Directors or the Compensation Committee, may terminate the Plan, or may amend or modify the Plan at any time and in any respect, including as necessary or advisable in order that the benefits provided by the Plan shall constitute unfunded deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. However, no such amendment or termination shall adversely affect the rights of Participants or their spouses, if any, to the extent of any vested benefits accrued as of the date of amendment or termination of the Plan.

                                ARTICLE IX
                             NO EMPLOYMENT CONTRACT

         Nothing contained in this Plan, or any amendment hereto, shall be construed as entitling a Participant to be continued in the employ of the Company for any period of time, or as obliging the Company to keep said Participant in its employ for any period of time. Furthermore, nothing contained in this Plan, or any amendment hereto, shall be construed as restricting in any way the right of the Company to reassign a Participant for any reason to a new employment position at lower or higher compensation.

                                    ARTICLE X
                                NONASSIGNABILITY

         No rights of any kind under this Plan shall be transferable, or assignable by a Participant, spouse or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary.

                                   ARTICLE XI
                              RULES OF CONSTRUCTION

         In the event that any provision of the Plan is determined by any judicial, quasi-judicial or administrative body to be void or unenforceable for any reason, all other provisions of the Plan shall remain in full force and effect as if such void or unenforceable provision had never been part of the Plan. The singular herein shall include the plural, or vice versa, wherever the context so requires. A pronoun in the masculine, feminine or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

                                   ARTICLE XII
                           WITHHOLDING; PAYROLL TAXES

         To the extent required by law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the Federal or any state or local government.

                                  ARTICLE XIII
                                 APPLICABLE LAW

         Except as governed by ERISA, and the Internal Revenue Code of 1986, as amended, the Plan shall be construed in accordance with, and governed by, the laws of the State of Michigan.

                                   ARTICLE XIV
                                    HEADINGS

         Headings to the Articles of this Plan are included for convenience only and shall not control the meaning or interpretation of any provision of this Plan.

         IN WITNESS WHEREOF, the Company has adopted this Plan this 22nd day of December, 1999.


ATTEST:                                     ROUGE STEEL COMPANY



/s/ Martin Szymanski                        By: /s/ William E. Hornberger
-----------------------------------            ---------------------------------
Secretary                                               William E. Hornberger
                                            Its:        Senior Vice President
                                                --------------------------------

                                   APPENDIX A
                           TO THE ROUGE STEEL COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         In the event of a Change in Control, each Participant who has entered into a written Change-In-Control Severance Agreement with Rouge Industries, Inc., who becomes entitled to Change in Control benefits thereunder, and who does not otherwise accrue the maximum service under the Retirement Plan creditable in conjunction with benefits provided pursuant to the Rouge Steel Company Salaried Income Security Plan ("SISP"), shall have his Rouge Steel Company Supplemental Executive Retirement Plan benefit, but not his Retirement Plan benefit, calculated based on such additional service necessary to attain the maximum service creditable under the Retirement Plan in conjunction with SISP benefits (no more than 21 months) and based on an increase in Participant's age at the time at which such maximum service would have been attained if credited in conjunction with the SISP.